SPECTRUM ARTICLES OF INCORPORATION.WPDARTICLES OF INCORPORATION
                              (PURSUANT TO NR5 78)

                                 STATE OF NEVADA

Filed in the office of

the Secretary of State of the

State of Nevada

February 19, 1997
No. G-3331597

                                 STATE OF NEVADA

                               Secretary of State

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SPECTRUM  ARTICLES  OF   INCORPORATION.WPD1.ABNAME   OF  CORPORATION:   SPECTRUM
VENTURES, INC.

2.RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

         NAME OF RESIDENT AGENT: CORPORATE

         CREATIONS

         STREET ADDRESS: 1504 #8-RS265 MAIN STREET (PHYSICAL LOCATION ONLY NO MAIL ALLOWED) GARDNERVILLE,

         89410-5274

         MAILING ADDRESS (IF DIFFERENT):
                    4521 PGA BOULEVARD SUITE 211, PALM BEACH GARDENS, FL  33410
                    -----------------------------------------------------------

3.SHARES: (number of shares the corporation is authorized to issue)

         NUMBER OF SHARES WITH PAR VALUE 20,000,000    PAR VALUE: $.001
Number of shares without par value:
                                         -------------            --------
         -----------

4.ABGOVERNING BOARD: SHALL BE STYLED AS (CHECK ONE):   X  DIRECTORS     Trustees

         THE FIRST BOARD OF DIRECTORS SHALL CONSIST OF ONE members and names and address are as follows:

         DALE B. PINFROCK, JR.         P.O. BOX 669 PALM BEACH, FL 33480
        ----------------------    ---------------------------------------------



5. PURPOSE (optional - see reverse side): The purpose of the corporation shall be:

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



     SPECTRUM ARTICLES OF INCORPORATION.WPD6.abNRS 78.037: States that the articles of incorporation may also contain a provision eliminating or limiting the personal liability of a director or officer of the corporation or its stockholders for damages for breach of fiduciary duty a sa director or officer except acts or omissions which include misconduct or fraud. Do you want this provision to be part of YOUR ARTICLES? PLEASE CHECK ONE OF THE FOLLOWING: YES X NO

7. OTHERMATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information noted on separate pages. But, if any of the additional information is CONTRADICTORY TO THIS FORM IT CANNOT BE FILED AND WILL BE RETURNED TO YOU FOR CORRECTION. NUMBER OF PAGES ATTACHED 1 .

8.       SIGNATURES OF INCORPORATORS:   The names and addresses of each of the
         incorporators signing the articles:
         (signature must be authorized).

         BRIAN R. FONS                           Subscribed and sworn to before
                                             ME THIS 19TH DAY OF FEBRUARY, 1997.

         401 OCEAN DRIVE #312 (DOOR CODE 125)

         MIAMI BEACH, FL 3319-6629                               Notary Public

9.       CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

         I, CORPORATE CREATIONS hereby accept appointment as Resident Agent for the above named corporation

                                                             ASST. SECRETARY
         2-19-97

                        Signature of Resident Agent                     Date

         SPECTRUM ARTICLES OF INCORPORATION.WPDARTICLES OF INCORPORATION
                              (PURSUANT TO NR5 78)

                                 STATE OF NEVADA

                                 STATE OF NEVADA

                               Secretary of State

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
SPECTRUM ARTICLES OF INCORPORATION.WPD3.abSHARES:   Continued

                  The Corporation shall also have the authority to issue 1,000,00 shares of preferred stock, par value $.001 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.

                  The Corporation elects not to be governed by the provisions of NRS 78.378 to 78.3793 governing the acquisition of a controlling interest in the Corporation.

                  The   Corporation   also  adopts  the   following   additional
         provisions:

         DENIAL OF PREEMPTIVE RIGHTS

         No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the Board of Directors.

         LIABILITY AN INDEMNIFICATION OF DIRECTORS AND OFFICERS

         To the fullest extent permitted by law, no director or officer of the corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its Bylaws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interest of this Corporation, and to procure policies of insurance at this Corporation's expense.

         AMENDMENT OF BYLAWS

         Notwithstanding anything in these Articles of Incorporation, the Bylaws, or applicable state corporation law, the shareholders shall not adopt, modify, amend or repeal bylaws of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the Corporation entitled to vote thereon.

         SHAREHOLDERS

         Inspection of Books. The Board of Directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

         Quorum. The holders of shares entitle to one-third of the votes at a meeting of shareholders shall constitute a quorum.

         Required Vote. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.

         CONTRACTS

         No contract or other transaction between this Corporation or any person, firm or other company shall be affected by the fact that any other officer or director of this Corporation is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or in the future obtains a direct or indirect interest in such contract.